Exhibit 10.1 EXECUTION VERSION
SEVENTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SEVENTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), is made as of November 18, 2021, by and among Oaktree Specialty Lending Corporation, as the collateral manager (together with its permitted successors and assigns, the “Collateral Manager”), OCSL Senior Funding II LLC, as the borrower (the “Borrower”), Citibank, N.A., as administrative agent (the “Administrative Agent”) and Citibank, N.A., as the sole lender (the “Lender”).
RECITALS
    WHEREAS, the Collateral Manager, Oaktree Specialty Lending Corporation, as the seller (together with its permitted successors and assigns, the “Seller”), the Borrower, the Administrative Agent, the Lender and Wells Fargo Bank, National Association, as Collateral Agent, are parties to that certain Amended and Restated Loan and Security Agreement, dated as of January 31, 2018 (as the same has been previously amended and may be amended, modified, waived, supplemented, restated or replaced from time to time, the “Loan and Security Agreement”);
    WHEREAS, pursuant to Section 13.1 of the Loan and Security Agreement, the Collateral Manager and the Borrower desire to, and have requested that the Administrative Agent agree to, amend certain provisions of the Loan and Security Agreement as provided herein;
    WHEREAS, subject to the terms and conditions of this Amendment, the Administrative Agent and Lenders constituting at least the Required Lenders are willing to agree to such amendments to the Loan and Security Agreement.
NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed thereto in the Loan and Security Agreement.
2.Amendments. The parties to the Loan and Security Agreement agree, effective as of the date set forth above, subject to the terms and conditions set forth herein and in reliance on the representations, warranties, covenants and agreements contained herein, that the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto.
3.Conditions to Effectiveness. This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:
(A)the execution and delivery of this Amendment by each party hereto;

(B)the Borrower has delivered legal opinions of Milbank LLP, each dated as of the date hereof, covering the same matters as the legal opinions provided by Milbank LLP on the Closing Date;

33560.00031

(C)the Administrative Agent’s receipt of a good standing certificate for the Borrower and the Collateral Manager issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower and the Collateral Manager approving this Amendment and the transactions contemplated hereby, certified by its secretary or other authorized officer;

(D)UCC filings in order for the Collateral Agent to continue to have a valid, legal and perfected security interest in all of the Collateral; and

(E)payment of all fees due on or prior to the date of this Amendment.

4.Representations and Warranties. The Borrower hereby represents and warrants that, as of the date first written above, (i) no Event of Default or Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).
5.Reaffirmation. Except to the extent expressly amended by this Amendment, the terms and conditions of the Loan and Security Agreement and other Transaction Documents shall remain in full force and effect. Each of the Transaction Documents, including the Loan and Security Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan and Security Agreement as amended hereby, are hereby amended so that any reference in such Transaction Documents to the Loan and Security Agreement, whether direct or indirect, shall mean a reference to the Loan and Security Agreement as amended hereby. This Amendment shall constitute a Transaction Document under the Loan and Security Agreement.
6.Miscellaneous.     This Amendment may be executed in counterparts, each of which shall be and all of which, when taken together, shall constitute one binding agreement. The Article and/or Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day, month and year first above written.

                        BORROWER

OCSL SENIOR FUNDING II LLC

By: Oaktree Specialty Lending Corporation
Its: Designated Manager

By: Oaktree Fund Advisors, LLC
Its: Investment Advisor

By:    /s/ Matthew Stewart_________
Name: Matthew Stewart
Title: Senior Vice President

By:    /s/ Mary Gallegly___________
Name: Mary Gallegly
Title: Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signtature page to Seventh Amendment]

COLLATERAL MANAGER:

OAKTREE SPECIALTY LENDING CORPORATION

By: Oaktree Fund Advisors, LLC
Its: Investment Adviser

By: /s/ Matthew Stewart__________
Name: Matthew Stewart
Title: Senior Vice President

By: /s/ Mary Gallegly ____________
Name: Mary Gallegly
Title: Senior Vice President

[Signtature page to Seventh Amendment]

THE ADMINISTRATIVE AGENT:
CITIBANK, N.A.

By: /s/ Vincent Nocerino____
Name: Vincent Nocerino
Title: Attorney in Fact

LENDER:

CITIBANK, N.A.,
By: /s/ Vincent Nocerino____
Name: Vincent Nocerino
Title: Attorney in Fact

[Signtature page to Seventh Amendment]

EXHIBIT A

Changes to the Loan and Security Agreement

[see attached]

Execution Version - Conformed through the ~~Sixth~~ Seventh Amendment
For informational purposes only

~~$150,000,000~~200,000,000

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and among

OAKTREE SPECIALTY LENDING CORPORATION,
(Collateral Manager)

OCSL SENIOR FUNDING II LLC,
(Borrower)

OAKTREE SPECIALTY LENDING CORPORATION,
(Seller)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,
(Lenders)

CITIBANK, N.A.,
(Administrative Agent)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
(Collateral Agent)

Dated as of January 31, 2018

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“Expense Reserve Account Amount”: At any time, an amount equal to $50,000 minus the available balance of the Expense Reserve Account at such time.
“Facility Amount”: Initially the Maximum Facility Amount, as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding.
“Facility Maturity Date”: ~~July~~November 18, 2024 (or, if such day is not a Business Day, the next succeeding Business Day).
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto.
“Federal Funds Rate”: For any period, a fluctuating interest per annum rate equal, for each day during such period, to the weighted average of the overnight federal funds rates as reported in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day.
“Fee Letter”: The Fee Letter, dated as of the date hereof, from Borrower to the Administrative Agent and the Lenders, and acknowledged by the Collateral Manager, as the same may be amended, restated, modified or supplemented from time to time.
“Fees”: All fees required to be paid by the Borrower pursuant to this Agreement and the Fee Letter.
“Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC.
“Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person.
“First-Lien Broadly Syndicated Loan”: Any First Lien Loan that is a Broadly Syndicated Loan.
of the Borrower or the Collateral Manager to perform its respective obligations under any Transaction Document to which it is a party, or (f) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral.

“Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing an Eligible Loan executed or effected on or after the date on which such Loan is transferred to the Borrower, that:
(a)extends or delays the stated maturity date of such Loan;
(b)waives one or more interest payments, reduces the amount of interest due with respect to such Loan, reduces the rate at which interest accrues with respect to such Loan, reduces the portion of such Loan on which interest accrues, or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than any deferral or capitalization already allowed by the terms of the Underlying Instruments of such Loan for performing credits under a re-pricing grid contained in the Underlying Instruments as of the Cut-Off Date);
(c)contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Loan;
(d)modifies, terminates, substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Loan, and each such modification, termination, substitution, alteration or release, as determined in the sole reasonable discretion of the Controlling Lender, materially and adversely affects the value of such Loan;
(e)amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Permitted Lien”, “Net Senior Leverage Ratio” or “Cash Interest Coverage Ratio” (or any respective comparable definitions in its Underlying Instruments) or the definition of any component thereof in a manner that, in the sole reasonable discretion of the Controlling Lender, is materially adverse to any Lender; or
(f)reduces or forgives any or all of the principal amount due under such Loan.
“Maximum Facility Amount”: With respect to the Advances, $~~150,000,000~~200,000,000, as may be increased pursuant to Section 2.1.
“Maximum Moody’s Rating Factor Test”: A test that will be satisfied on any date of determination if the Weighted Average Moody’s Rating Factor of the Eligible Loans included in the Collateral (excluding Middle Market Loans) is less than or equal to 3550.
in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding.
“Review Criteria”: The meaning specified in Section 7.2(b)(i).

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“Revolving Loan” : Any Loan (other than a Delayed Draw Loan) that is a senior secured obligation (including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.
“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.
“Sale Agreement”: The Loan Sale Agreement, dated as of January 15, 2015, by and between the Seller and the Borrower, as the same has been amended, modified, restated, or supplemented from time to time.
“Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Agent incurred in connection with any such sale.
“Scheduled Distribution”: With respect to any Loan, for each due date, the scheduled payment of principal and/or interest due on such due date with respect to such Loan, determined in accordance with the applicable Underlying Instrument.
“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.
“Scheduled Reinvestment Period End Date”: ~~July~~November 18, 2023 (or, if such day is not a Business Day, the next succeeding Business Day).
“SEC”:    The Securities and Exchange Commission or any successor Governmental Authority.
“Second Delayed Funding Notice”: The meaning specified in Section 2.2(e)(iii).
“Second Delayed Funding Notice Amount” The meaning specified in Section 2.2(e)(iii).
“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.
“Seller: The meaning specified in the Preamble.
“Senior Collateral Management Fee”: The fee payable to the Collateral Manager on each Payment Date in arrears in respect of each Collection Period in accordance with the provisions of Sections 2.7(a) and (b) or Section 2.8, as applicable, which fee shall be equal to (i) the average daily Outstanding Balance of all Loans during the Collection Period related to such Payment Date multiplied by (ii) the Senior Collateral Management Fee Rate.

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“Senior Collateral Management Fee Rate”: 0.50%per annum.
“Senior Debt/EBITDA Ratio”: for any Obligor, the ratio of (x) senior Indebtedness (i.e., Indebtedness that is not subject to contractual or structural subordination) of such Obligor less unrestricted cash of such Obligor, to (y) EBITDA of such Obligor.
“Seventh Amendment Closing Date:” November 18, 2021.
“Shareholders’ Equity”: On any date of determination, the amount determined on a consolidated basis and without duplication, and in accordance with GAAP of shareholders’ equity for the Collateral Manager and its Subsidiaries at such date.
“Sixth Amendment Closing Date”: July 2, 2021.
“SOFR”: With respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.
“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWER:
OCSL SENIOR FUNDING II LLC
By: Oaktree Strategic Income Corporation
Its: Designated Manager
By: Oaktree Fund Advisors, LLC
Its: Investment Advisor
By:
Name:
Title:
By:
Name:
Title:
[Signatures Continued on the Following Page]

Signature Page to LSA
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Annex B
Commitments

Lender	Commitment
Citibank, N.A.	$~~150,000,000~~200,000,000

127235744v1